UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BUNGE LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Media Contact:	Bunge News Bureau Bunge 636-292-3022 news@bunge.com

Investor Contact:	Ruth Ann Wisener Bunge Limited 636-292-3014 Ruthann.wisener@bunge.com
Bunge Limited to Hold Extraordinary General Meeting of Shareholders

St. Louis, MO – August 14, 2023 – Bunge Limited (NYSE: BG) (“Bunge”) announced that it will hold an extraordinary general meeting (“EGM”) of its shareholders on October 5, 2023 at 9:30 a.m. Central Time. The EGM will be held virtually via webcast www.virtualshareholdermeeting.com/BG2023SM. Shareholders of record as of the close of business on August 3, 2023, are entitled to receive notice of and to vote at the EGM.

Bunge’s Board of Directors unanimously recommends that shareholders vote "FOR" the following proposals, as described in more detail in the definitive proxy statement filed by Bunge with the Securities and Exchange Commission on August 7, 2023.

1.To approve the redomestication that would change the place of incorporation and residence of the ultimate parent company of the Bunge Group from Bermuda to Switzerland (the “Redomestication”).
2.To approve the acquisition of Viterra Limited, a Jersey Company (“Viterra”), contemplated by the business combination agreement, dated as of June 13, 2023 (the “Business Combination Agreement”), by and among Bunge, Viterra and the seller parties thereto (the “Sellers”), including the issuance of approximately 65.6 million Bunge shares to the Sellers (the “Acquisition”).
3.To approve the adjournment of the EGM to a later date to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Redomestication or the Acquisition.

Instructions on how to participate in and vote at the EGM are available in the definitive proxy statement. Bunge shareholders who have questions regarding Bunge’s EGM, or the Redomestication or the Acquisition, may contact either of the following:

Bunge:
Ruth Ann Wisener
Investor Relations
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017, U.S.A.
Phone: (636) 292-3014

Bunge’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-8233
Banks and Brokers may call collect: (212) 750-5833

About Bunge
At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to put quality food on the table, increase sustainability where we operate, strengthen global food security, and help communities prosper. As the world’s leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to improve the productivity and environmental efficiency of agriculture across our value chains and to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to create and reimagine the future of food, developing tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company is headquartered in St. Louis, Missouri, and we have almost 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.

Website Information
We routinely post important information for investors on our website, www.bunge.com, in the "Investor Center" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the EGM and the Redomestication and the Acquisition. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to: (1) the inability to consummate the Redomestication or the Acquisition within the anticipated time period, or at all, due to any reason, including the failure to obtain the necessary shareholder or regulatory approvals or the failure to satisfy the other conditions to the consummation of the Acquisition; (2) the risk that the Business Combination Agreement may be terminated, and, in certain circumstances, require Bunge to pay a termination fee; (3) the risk that the Redomestication or the Acquisition disrupt Bunge’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Redomestication or the Acquisition on Bunge’s ability to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Redomestication or the Acquisition on Bunge’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Redomestication and the Acquisition; (7) the risk that Bunge’s stock price may decline significantly if either of the Redomestication or the Acquisition are not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Redomestication or the Acquisition and instituted against Bunge and others; (9) among other factors that could affect Bunge’s business such as, without limitations, the effects of weather conditions and the impact of crop and animal disease on Bunge’s business, the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions, changes in government policies and laws affecting Bunge’s business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation, the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that Bunge sells and uses in its business, fluctuations in energy and freight costs and competitive developments in its industries, and operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents; and (10) other risks to consummation of the proposed Redomestication and Acquisition, including the risk that either or both of the proposed Redomestication or Acquisition will not be consummated within the expected time period or at all.

These risks and uncertainties also include such additional risk factors as are discussed in Bunge’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent filings and quarterly reports. Bunge cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Bunge undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Additional Information About the Transactions and Where to Find it
This communication does not constitute a solicitation of any vote or approval in respect of the proposed Redomestication and Acquisition involving Bunge, Viterra and the Sellers. In connection with the proposed Redomestication and Acquisition, Bunge filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement. Beginning on August 7, 2023, Bunge mailed the definitive proxy statement to the shareholders of Bunge. INVESTORS AND SHAREHOLDERS OF BUNGE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BUNGE AND THE PROPOSED REDOMESTICATION AND ACQUISITION TRANSACTIONS. Investors may obtain a free copy of these materials at the SEC’s website at www.sec.gov or from Bunge at its website at https://www.investors.bunge.com.

Participation in the Solicitation
Bunge and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed Redomestication and Acquisition. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Bunge’s shareholders in connection with the proposed Redomestication or Acquisition is set forth in Bunge’s definitive proxy statement for the EGM, which was filed with the SEC on August 7, 2023, at which the Redomestication and the Acquisition will be submitted for approval by Bunge’s shareholders. You may also find additional information about Bunge’s directors and executive officers in Bunge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023, Bunge’s definitive proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 31, 2023 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.